Exhibit 21.1

Subsidiaries of the Registrant

The following entities, and the jurisdiction in which they are organized, are included in the consolidated results of Blackstone Private Equity Strategies Fund L.P. as of December 31, 2023.

Name	Jurisdiction of Incorporation or Organization
BXPE (E) Holdco L.P.	Delaware
BXPE (NE) Holdco L.P.	Delaware
BXPE (NU) Holdco L.P.	Delaware
BXPE (USRPHC) Holdco L.P.	Delaware
BXPE US (E) Holdco L.L.C.	Delaware
BXPE US (Feeder) (CYM) 1 L.P.	Cayman Islands
BXPE US (Feeder) (CYM) A L.P.	Cayman Islands
BXPE US (Feeder) (CYM) B L.P.	Cayman Islands
BXPE US (Feeder) 2 L.P.	Delaware
BXPE US (Feeder) 3 L.P.	Delaware
BXPE US (Feeder) 4 L.P.	Delaware
BXPE US (Feeder) 5 L.P.	Delaware
BXPE US (Feeder) SP IX L.P.	Delaware
BXPE US (L) Holdco GP L.L.C.	Delaware
BXPE US (L) Holdco L.P.	Delaware
BXPE US (L) SPV L.L.C.	Delaware
BXPE US Aggregator (CYM) L.P.	Cayman Islands
BXPE US Aggregator (E) (CYM) L.P.	Cayman Islands
BXPE US Aggregator (NE) (CYM) L.P.	Cayman Islands
BXPE US Hedgeco (L) L.P.	Cayman Islands
BXPE US Hedgeco 1 L.P.	Cayman Islands
BXPE US Lower Fund 1 L.P.	Delaware
BXPE US Lower Fund 2 L.P.	Delaware
BXPE US Lower Fund 3 L.P.	Delaware